A-6, Maharani Bagh New Delhi-110065 Ph. : 011-41626470-71 E-mail : info@bansalco.com Website : www.bansalco.com	BANSAL & CO LLP CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Prospectus of our report dated December 28th , 2022, of Ameritek Ventures Inc. relating to the audit of the consolidated financial statements for the period ending December 31, 2021 and December 31, 2020 and the reference to our firm under the caption " Experts" in the Registration Statement.

/s/ S.K. Bansal

Bansal & Co LLP, New Delhi.

December 28th , 2022

Branches :

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